Christopher J Stringer

1-5110 Alderfeild Place

West Vancouver, BC

V7W 2W7, Canada

July 16, 2008

Steven Peacock

CEO

Board of Directors

ActionView International, Inc.

Mr. Peacock:

Please accept this letter representing my resignation as the Chief Financial Officer of ActionView International, Inc. effective the close of business, July 16, 2008.  My resignation does not reflect any disagreement with management or the direction of the Company.

Best Personal Regards,

/s/ Christopher Stringer

Christopher Stringer